Exhibit 23.1
KPMG LLP 811 Main Street Houston, TX 77002

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-183617, 333-225865, 333-231749, 333-239244, 333-264865 and 333-272968) on Form S-8 and (Nos. 333-251043, 333-264875, 333-267916, 333-274629 and 333-274630) on Form S-3 of our report dated March 15, 2024, with respect to the consolidated financial statements of Flotek Industries, Inc..
/s/ KPMG LLP
Houston, Texas
March 14, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.